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                                                                  Exhibit 5.4



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-92229) of Biovail Corporation of our report, dated February 25, 1999, except for Note 18, for which the date is September 20, 1999 relating to the consolidated financial statements of Fuisz Technologies Ltd. for each of the three years in the period ended December 31, 1998, which appears in the Form 6-K of Biovail Corporation dated April 19, 2000.





PricewaterhouseCoopers LLP
McLean, Virginia
April 19, 2000